EXHIBIT 10.1

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is made and entered into as of December 5, 2020, between Global Warming Solutions, Inc., an Oklahoma corporation, (“GWSO”), and the undersigned holder (“Holder”) of debt of GWSO’s.

RECITALS

WHEREAS, the debt of $360,095 held by Holder are convertible into shares of GWSO’s common stock, $0.0001 par value per share (the “Common Stock”), at the option of Holder, pursuant to, and subject to the limitations set forth in the convertible promissory note, as amended in this conversion agreement, of common stock of GWSO;

WHEREAS, Holder and GWSO desire to enter into this Agreement to provide for the conversion of $360,095 owed by OBITX to Holder into 155,885 shares of common stock of GWSO;

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Election to Convert.

(a)	Holder hereby elects to convert the debt owed by GWSO in the amount of $350,095 into 155,885 shares of Common Stock.

(b)	The conversion of debt hereby shall be effective upon the date of execution of this Agreement (the “Effective Date”).

2.	Consideration. Holder shall relinquish all rights and privileges afforded them under the convertible promissory note, specifically the conversion rate of $0.01 in exchange for 1,000,000 shares and the amount owed of $360,095, in exchange for 155,885 shares of common stock of GWSO.

3.	Issuance of Common Stock.

(a)	GWSO shall cause to be issued and delivered to Holder, in book form, the shares of Common Stock issuable upon conversion of the debt being converted hereby as soon as practicable after the Effective Date.

4.	Free of Restriction of Securities.

(a)	Holder hereby understands, acknowledges and agrees that the shares of Common Stock issuable upon conversion of the debt held by Holder being converted hereby shall constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended. GWSO and the Holder further acknowledges, that the original date of the obligation is older than 2 years and upon receipt of legal opinion shall remove such restrictions without delay .

5.	Further Assurances.

(a)	GWSO agrees that it will make, execute and deliver any and all such other instruments, instructions, and documents, and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

(b)	Holder agrees to make, execute and deliver any and all such other instruments, instructions, and documents and, will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

6.	Enforceability.

(a)	If and to the extent any provision herein is held invalid or unenforceable at law, then such provision will be deemed stricken from this Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

7.	Governing Law.

(a)	This Agreement shall be deemed executed in the State of Florida and is to be governed by and construed under Florida law, without regard to its choice of law provisions.

8.	Entire Agreement.

(a)	This Agreement is the entire agreement between Holder and GWSO and may not be modified or amended except by a written instrument signed by each of Holder and GWSO. Holder and GWSO have read this Agreement, understand it, and agree to be bound by its terms and conditions.

(b)	There are no understandings with respect to the subject matter hereof, express or implied, that are not stated herein. This Agreement may be executed in counterparts, and signatures exchanged by facsimile or other electronic means are effective for all purposes hereunder to the same extent as original signatures.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized representative, all as of the day and year first written above.

GLOBAL WARMING SOLUTIONS, INC.

/s/ Vladimir Vaselinko
Vladimir Vaselinko
CEO/CFO

/s/ Paul Rosenberg
Paul Rosenberg

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